EXHIBIT 10 (xxxx)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE ACT UNLESS THE SECURITIES ARE REGISTERED IN THE UNITED STATES OR AN EXEMPTION UNDER THE ACT IS AVAILABLE.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY ARE PROHIBITED UNLESS IN COMPLIANCE WITH THE ACT.

INVESTMENT AGREEMENT

This agreement  (“Agreement”) is made and entered into this the 20th  day of June, 2003 by and between Avani International Group, Inc., a Nevada corporation (the “Company”), and Yip Sow Yen, Malaysia passport no:A9579571 , whose address  at No.5, Jalan SS3/98, 47300 Petaling Jaya, Selangor Darul Ehsan, Malaysia (hereinafter called “Investor”).

*W I T N E S E T H *

WHEREAS, the Investor agreed to invest a hundred of fifty thousand Dollars($150,000.00)by issuing two million and five hundred  thousand (2,500,000) shares of common stock of the Company, which equals to $0.06 per share to Investor subject to the terms and conditions herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:

1.

Subscription for Common Stock. Subject to the other terms and conditions herein, Investor hereby subscribes to issuing two million and five hundred thousand (2,500,000)shares of common stock of the Company, which equals to $0.06 per share  (“Common Stock”). Payment for the Common Stock shall be made by telegraph transfer within 45 days from the date of this agreement by a hundred of fifty thousand Dollars($150,000.00)which shall occur concurrent with the execution hereof by both parties.

2.

Representations and Warranties of the Investor. As material inducement to accept the subscription, the Investor hereby represents and warrants to the Company as of the date hereof that:

A.

He is an "Accredited Investor" as that term is defined under Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), which in its definition includes in the alternative the net worth and income requirements stated in B(i) and B(ii) above.

B.

(i) He can bear the economic risk of losing his entire investment; (ii) his overall commitment to investments that are not readily marketable is not disproportionate to his net worth so as to become excessive; (iii) he has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Common Stock; and (iv) he has substantial experience in making investment decisions of this type.

C.

He has read, considered, and understands the Company’s filing with the Securities and Exchange Commission, including its Form 10-KSB for the period ended December 31, 2002, and Form 10-QSB for the periods ended March 31, 2003 (collectively, the “Disclosure Documents”).

D.

He further confirms that all documents, records and books pertaining to the investment in the Common Stock have been made available to him and he acknowledges that such information and the books and records of the Company will continue to be available upon reasonable notice and during normal business hours.

E.

He has had an opportunity to ask questions of and receive answers from the Company on matters that pertain to the Company.

F.

He understands that the investment offered hereunder has not been registered under the Act, and he further understands that he is purchasing the Common Stock without being furnished any offering literature or prospectus, other than the Disclosure Documents. He is acquiring the Common Stock for his own account, for investment purposes only, and not with a view towards resale or distribution.

G.

He is not a "US Person" which is defined below:

(a) Any natural person resident in the United States;

(b) Any partnership or corporation organized or incorporated under the laws of the United States;

(c) Any estate of which any executor or administrator is a US person;

(d) Any trust of which any trustee is a US person;

(e) Any agency or branch of a foreign entity located in the United States;

(f) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;

(g) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(h) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a US person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Act) who are not natural persons, estates or trusts.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

H.

He is not purchasing the Common Stock for the benefit of any US Person.

I.

He will not resell the Common Stock except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes), pursuant to a registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transaction with regard to such securities unless in compliance with the Act.

3.

Acknowledgments of the Investor. The Investor hereby acknowledges and understands the following:

A. The Company has a limited assets and has no history of profitable operations; the investment contemplated hereby is speculative and involves a high degree of risk of loss by him of his entire investment in the Common Stock;

B. The Common Stock has been issued in reliance of exemptions under the Act and has not been registered under the Act; there are substantial restrictions on the transferability of the Common Stock including those identified in Regulation S; the Investor will not be able to avail himself immediately of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Act and/or Regulation S with respect to the resale of an investment in the Common Stock; and, accordingly, he may have to hold such investment indefinitely and that it may not be possible for him to liquidate his investment in the Common Stock;

C. The certificate representing the Common Stock will bear the following restrictive legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These shares have been acquired for investment, and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in such shares, in the absence of (i) compliance with Regulation S (Rule 901 through 905, and Preliminary Notes), (ii) an effective registration statement with respect to these securities under the Act, or (iii) an available exemption from registration under the Act.  Hedging transactions involving these securities may not be conducted unless in compliance with the Act."

D. The Company will refuse to register any transfer of securities by Investor not made according to Regulation S.

E. None of the following have ever been represented, guaranteed, or warranted to him by any brokers, the Company, their affiliates, agents, or employees or any other person, expressly or by implication:

(i)

the approximate or exact length of time that he will be required to remain an owner of his investment in the Common Stock;

(ii)

the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or

(iii) the past performance or experience on the part of the Company or any affiliates, any securities broker or finder, its partners, salesmen, associates, agents or employees or of any other person, that will in any way indicate the predictable results of an investment in the Common Stock.

4.

Indemnification.

The Investor acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Paragraph 2 hereof, and that the Company will be relying upon such representations and warranties. Accordingly, he hereby agrees to indemnify and hold harmless the Company from and against any and all loss, damage or liability due to or arising out of any breach of any representation or warranty of the Investor contained in this Investment Agreement.

5.

No Waiver.

Notwithstanding any of the representations, warranties, acknowledgments or agreements to the contrary made herein by the Investor, the Investor does not thereby in any other manner waive any rights granted to him under federal or state securities laws.

6.

Transferability.

The Investor agrees not to transfer or assign this Investment Agreement, or any of the Common Stock, except as provided herein.

7.

Revocation.

Except as otherwise authorized by state statute, the Investor agrees that he shall not cancel, terminate, or revoke this Investment Agreement or any agreement of the Investor made hereunder and that this Investment Agreement shall survive the death or disability of the Investor.

8.

Miscellaneous.

  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by regular mail, postage prepaid, to the Investor at his address set forth below and to the Company at the address stated above.  This Investment Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all such parties.

9.

Issuance of Stock Certificate. Within thirty (30) calendar days from the date of the receipt of subscription fee, the Company will deliver to Investor a stock certificate in accordance with the terms herein representing the Common Stock.

11. Dollar Amounts. All dollar amounts of “$” means US Dollars.

IN WITNESS WHEREOF, the parties have executed this Investment Agreement on the date herein above stated.

Signed, Sealed and Delivered

By AVANI INTERNATIONAL GROUP  INC.

AVANI INTERNATIONAL GROUP INC.

/s/ Windy Lam

/s/ Dennis Robinson

Witness

 Authorized Signatory

Suite 328 – 17 Fawcett Road

Coquitlam, B.C. Canada V3K 6V2

Address

Signed, Sealed and Delivered

By YIP SOW YEN

YIP SOW YEN

_____________________________

/s/ Yip Sow Yen

Witness

 Authorized Signatory

_____________________________

Address

EXHIBIT 10(xxxxi)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE ACT UNLESS THE SECURITIES ARE REGISTERED IN THE UNITED STATES OR AN EXEMPTION UNDER THE ACT IS AVAILABLE.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY ARE PROHIBITED UNLESS IN COMPLIANCE WITH THE ACT.

INVESTMENT AGREEMENT

This agreement  (“Agreement”) is made and entered into this the 20th  day of June, 2003 by and between Avani International Group, Inc., a Nevada corporation (the “Company”), and Vee Voon Meng, Malaysia passport no:A9944122 , whose address  at 35, Tingkat 01, JalanBesar, 18300 Gua Musang,  Malaysia (hereinafter called “Investor”).

*W I T N E S E T H *

WHEREAS, the Investor agreed to invest a hundred of fifty thousand Dollars($150,000.00)by issuing two million and five hundred  thousand (2,500,000) shares of common stock of the Company, which equals to $0.06 per share to Investor subject to the terms and conditions herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:

1.

Subscription for Common Stock. Subject to the other terms and conditions herein, Investor hereby subscribes to issuing two million and five hundred thousand (2,500,000)shares of common stock of the Company, which equals to $0.06 per share  (“Common Stock”). Payment for the Common Stock shall be made by telegraph transfer within 45 days from the date of this agreement by a hundred of fifty thousand Dollars($150,000.00)which shall occur concurrent with the execution hereof by both parties.

2.

Representations and Warranties of the Investor. As material inducement to accept the subscription, the Investor hereby represents and warrants to the Company as of the date hereof that:

A.

He is an "Accredited Investor" as that term is defined under Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), which in its definition includes in the alternative the net worth and income requirements stated in B(i) and B(ii) above.

B.

(i) He can bear the economic risk of losing his entire investment; (ii) his overall commitment to investments that are not readily marketable is not disproportionate to his net worth so as to become excessive; (iii) he has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Common Stock; and (iv) he has substantial experience in making investment decisions of this type.

C.

He has read, considered, and understands the Company’s filing with the Securities and Exchange Commission, including its Form 10-KSB for the period ended December 31, 2002, and Form 10-QSB for the periods ended March 31, 2003 (collectively, the “Disclosure Documents”).

D.

He further confirms that all documents, records and books pertaining to the investment in the Common Stock have been made available to him and he acknowledges that such information and the books and records of the Company will continue to be available upon reasonable notice and during normal business hours.

E.

He has had an opportunity to ask questions of and receive answers from the Company on matters that pertain to the Company.

F.

He understands that the investment offered hereunder has not been registered under the Act, and he further understands that he is purchasing the Common Stock without being furnished any offering literature or prospectus, other than the Disclosure Documents. He is acquiring the Common Stock for his own account, for investment purposes only, and not with a view towards resale or distribution.

G.

He is not a "US Person" which is defined below:

(a) Any natural person resident in the United States;

(b) Any partnership or corporation organized or incorporated under the laws of the United States;

(c) Any estate of which any executor or administrator is a US person;

(d) Any trust of which any trustee is a US person;

(e) Any agency or branch of a foreign entity located in the United States;

(f) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;

(g) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(h) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a US person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Act) who are not natural persons, estates or trusts.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

H.

He is not purchasing the Common Stock for the benefit of any US Person.

I.

He will not resell the Common Stock except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes), pursuant to a registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transaction with regard to such securities unless in compliance with the Act.

3.

Acknowledgments of the Investor. The Investor hereby acknowledges and understands the following:

A. The Company has a limited assets and has no history of profitable operations; the investment contemplated hereby is speculative and involves a high degree of risk of loss by him of his entire investment in the Common Stock;

B. The Common Stock has been issued in reliance of exemptions under the Act and has not been registered under the Act; there are substantial restrictions on the transferability of the Common Stock including those identified in Regulation S; the Investor will not be able to avail himself immediately of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Act and/or Regulation S with respect to the resale of an investment in the Common Stock; and, accordingly, he may have to hold such investment indefinitely and that it may not be possible for him to liquidate his investment in the Common Stock;

C. The certificate representing the Common Stock will bear the following restrictive legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These shares have been acquired for investment, and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in such shares, in the absence of (i) compliance with Regulation S (Rule 901 through 905, and Preliminary Notes), (ii) an effective registration statement with respect to these securities under the Act, or (iii) an available exemption from registration under the Act.  Hedging transactions involving these securities may not be conducted unless in compliance with the Act."

D. The Company will refuse to register any transfer of securities by Investor not made according to Regulation S.

E. None of the following have ever been represented, guaranteed, or warranted to him by any brokers, the Company, their affiliates, agents, or employees or any other person, expressly or by implication:

(i)

the approximate or exact length of time that he will be required to remain an owner of his investment in the Common Stock;

(ii)

the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or

(iii) the past performance or experience on the part of the Company or any affiliates, any securities broker or finder, its partners, salesmen, associates, agents or employees or of any other person, that will in any way indicate the predictable results of an investment in the Common Stock.

4.

Indemnification.

The Investor acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Paragraph 2 hereof, and that the Company will be relying upon such representations and warranties. Accordingly, he hereby agrees to indemnify and hold harmless the Company from and against any and all loss, damage or liability due to or arising out of any breach of any representation or warranty of the Investor contained in this Investment Agreement.

5.

No Waiver.

Notwithstanding any of the representations, warranties, acknowledgments or agreements to the contrary made herein by the Investor, the Investor does not thereby in any other manner waive any rights granted to him under federal or state securities laws.

6.

Transferability.

The Investor agrees not to transfer or assign this Investment Agreement, or any of the Common Stock, except as provided herein.

7.

Revocation.

Except as otherwise authorized by state statute, the Investor agrees that he shall not cancel, terminate, or revoke this Investment Agreement or any agreement of the Investor made hereunder and that this Investment Agreement shall survive the death or disability of the Investor.

8.

Miscellaneous.

  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by regular mail, postage prepaid, to the Investor at his address set forth below and to the Company at the address stated above.  This Investment Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all such parties.

9.

Issuance of Stock Certificate. Within thirty (30) calendar days from the date of the receipt of subscription fee, the Company will deliver to Investor a stock certificate in accordance with the terms herein representing the Common Stock.

11. Dollar Amounts. All dollar amounts of “$” means US Dollars.

IN WITNESS WHEREOF, the parties have executed this Investment Agreement on the date herein above stated.

Signed, Sealed and Delivered

By AVANI INTERNATIONAL GROUP  INC.

AVANI INTERNATIONAL GROUP INC.

/s/Windy Lam

/s/ Dennis Robinson

Witness

 Authorized Signatory

Suite 328 – 17 Fawcett Road,

Coquitlam, B.C. Canada V3K 6V2

Address

Signed, Sealed and Delivered

By VEE VOON MENG

VEE VOON MENG

_____________________________

/s Vee Voon Meng

Witness

 Authorized Signatory

_____________________________

Address

FINDER’S FEE AGREEMENT

This Finder’s Fee Agreement is entered into this 20th  day of  June , 2003.

BETWEEN:

AVANI INTERNATIONAL GROUP, INC. with its business address at

Suite 328 – 17 Fawcett Road, Coquitlam, B.C. Canada V3K 6V2

(the “Company”)

OF THE FIRST PART

AND:

TEE AH SIEW, with her address at No.6 Jalan 7, Kaw 15, Taman Seng Chai, Off Jalan Bukit Kuda, 41300 Kelang, Selangor Darul Ehsan, Malaysia.

(the “Finder”)

OF THE SECOND PART

WHEREAS:

A.

Company has entered into an Investment  Agreements dated June 20 2003, with Yip Sow Yen and Vee Voon Meng (“Investors”) for the purchase of total 5,000,000 private placement shares of Company, with par value of US$0.001 per share.  Each Investor subscribes 2,500,000 shares of common stock of the Company.

B.

Finder was instrumental in arranging the private placement and as consideration therefore, Company desires to pay Finder a finder’s fee as hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements herein contained the parties hereto agree as follows:

1.

Finder shall be paid a finder’s fee equal to 10% of the capital received (i.e. US$30,000) from the Investors by the Company in cash.

In addition, Finder will be entitled to receive a share purchase warrant for 30% of  total share subscription by Investors (i.e., 1,500,000 share warrants).

The terms of this warrant will be five years from the date of funding received.

The exercise per share will be $0.06 for the terms of this warrant.

2.

Payment of finder’s fee and the warrant will be made not later than thirty (30) days from Company’s receipt of the funds.

3.

Finder covenants and agrees that at all times from and after the date of this Agreement, he/she will not reveal or otherwise disclose, at anytime, to any competitor of Company or any other person, firm, corporation, association or other entity, any of the confidential information or data regarding Company which Finder may have acquired in connection with the services rendered herein.  In addition, Finder covenants and agrees that, he/she will not use any confidential information and material for his/her own benefit.

4.

Any notice to be given under this Agreement shall be in writing and shall be delivered personally or mailed by registered mail and addressed to the parties at their addresses as given on the first page of this Agreement or at such other address as may from time to time be notified in writing by any of the parties.  Any such notice shall be deemed to have been given of delivered by hand on the day delivered, and if mailed, ten (10) business days following the day of posting.

5.

This Agreement may not be assigned by either party hereto except with the prior written consent of the other party hereto.

6.

This Agreement will be construed under and governed by the laws of the State of  Nevada, United States.

7.

This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

8.

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

Signed, Sealed and Delivered

by Company in the presence of:

AVANI INTERNATIONAL GROUP, INC.

_________________________

/s/ Robert Wang

Witness

Authorized Signatory

_________________________

Address

_________________________

Address

Signed, Sealed and Delivered

TEE AH SIEW

by Finder in the presence of:

_________________________

Tee Ah Siew

Witness

Finder

_________________________

Address

_________________________

Address